[LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this annual report on Form 10-KSB of our report dated June 15, 1999 relating to the consolidated financial statements of UTG Communications International, Inc. and Subsidiaries.


                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants